Report of Independent Registered
Public Accounting Firm

To the Shareholders and
Board of Trustees of the Guggenheim
Credit Allocation Fund

In planning and performing our audit
of the financial statements of
Guggenheim Credit Allocation Fund
(the Fund) as of and
for the year ended May 31 2017 in
accordance with the standards of the
Public Company Accounting Oversight
Board (United States) we considered the
Trusts internal control over financial
reporting including controls over
safeguarding securities as a basis
for designing our auditing procedures
for the purpose of expressing our
opinion on the financial statements
and to comply with the requirements
of Form N-SAR, but not for the purpose
of expressing an opinion on the
effectiveness of the Trusts internal
control over financial reporting.
Accordingly we express no such opinion.


The management of the Fund is responsible for establishing and maintaining effective internal control over financial reporting.
In fulfilling this responsibility estimates and judgments by management are required to assess the expected benefits and related costs of controls. A funds internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. A funds internal control over financial reporting includes these policies and procedures that (1) pertain to the maintenance of records that in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the fund; (2) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles and that receipts and expenditures of the fund are being made only in accordance with authorizations of management and trustees of the fund and (3) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of a funds assets that could have a material effect on the financial statements.

Because of its inherent limitations
internal control over financial reporting may not prevent or detect misstatements.
Also projections of any evaluation of
effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions or that the degree of compliance with the policies or procedures may deteriorate.

A deficiency in internal control over
financial reporting exists when the
design or operation of a control does
not allow management or employees
in the normal course of performing their assigned functions to prevent or detect misstatements on a timely basis. A material weakness is a deficiency or a combination of deficiencies in internal control over financial reporting such that there is a reasonable possibility that a material misstatement of the funds annual or interim financial statements will not be prevented or detected on a timely basis.

Our consideration of the Funds internal
control over financial reporting was for the limited purpose described in the first paragraph and would not necessarily disclose all deficiencies in internal control that might be material weaknesses under standards established by the Public
Company Accounting Oversight Board
(United States). However we noted n
o deficiencies in the Funds internal
control over financial reporting and
its operation including controls over
safeguarding securities that we consider to be a material weakness as defined above as of May 31 2017.

This report is intended solely for the
information and use of management and
the Board of Trustees of the Guggenheim
Credit Allocation Fund
and the Securities and Exchange Commission and is not intended to be and should not be used by anyone other than these specified parties.

/s/ Ernst & Young LLP

Tysons Virginia
July 31 2017